Exhibit 23.3

CONSENT OF INDEPENDENT EXPERTS

Cardno MM&A. hereby consents to the incorporation by reference into the Registration Statement on Form S-3 (Registration Statement No. 333-179719) of TECO Energy, Inc. (the “Company”) of the information contained in our audit report, dated as of February 11, 2013, regarding the coal reserves of the Company’s subsidiaries, the results of which audit are reflected in the Company’s Annual Report on Form 10-K.

Cardno MM&A

/s/ K. Scott Keim
K. Scott Keim
President

February 25, 2013